UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2018

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55687	46-2093679
(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2018, Paul Pelosi Jr. resigned as a member and as Chairman of the Board of Directors of Freedom Leaf Inc. (the “Company”) as his original one-year term of appointment to the Company’s Board of Directors expired at the end of October of 2018. Mr. Pelosi’s resignation was not related to any disagreement with the Company.

On November 21, 2018, David Goldburg, one of the members of the Company’s Board of Directors, was appointed as Chairman of the Board of Directors; Richard Groberg resigned as the Company’s Chief Financial Officer; and Laurence Ruhe, the Company’s Controller, was appointed as the Company’s Chief Financial Officer.

Mr. Groberg will remain a member of the Company’s Board of Directors and serve on the Board’s newly-formed Finance Committee. Mr. Ruhe, age 57, joined the Company in July of 2018 with over 30 years of finance experience, most recently as SVP of Global Finance at BMM International, a leading provider of testing services to the gaming industry with offices in ten countries. Mr. Ruhe held senior finance positions at Progressive Gaming and Konami Gaming focusing on internal controls and SOX implementation. Mr. Ruhe also worked in international banking, including positions at Wells Fargo, Deutsche Bank, and Banca CRT. Mr. Ruhe will be paid $85,000 for his first year of service as CFO and will be issued 100,000 shares of the Company’s common stock, which vest ratably over 12 months with first vesting on November 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2018

FREEDOM LEAF INC.

By: /s/ Clifford J. Perry
Clifford J. Perry
Chief Executive Officer & Director